Exhibit 99.1

                         Contacts:
                         Jason D. Feldman, SVP, Investor Relations,
Treasury & Tax
Allison Poliniak, VP Investor Relations
IR@craneco.com
                         www.craneco.com

Crane Company Announces Promotion of Alejandro (Alex) Alcala to
Chief Operating Officer

STAMFORD, CONNECTICUT – December 9, 2024 - Crane Company (NYSE:CR) (“Crane” or the “Company”), a premier industrial manufacturing and technology company, has promoted Alejandro (Alex) Alcala to Chief Operating Officer (COO), effective immediately. In this role, Alex will provide both strategic and operational oversight of all Crane business segments, as well as the Crane Business System organization.

Max H. Mitchell, Chairman of the Board, President and Chief Executive Officer of Crane Company said, “Since joining Crane more than a decade ago, Alex has been an instrumental partner to me, assisting with the strategic transformation of the company’s portfolio and capabilities in our successful delivery of profitable growth. His unique skill set of executing on large and complex initiatives, from acquisition integration to strategy formulation and execution, as well as driving operational and commercial excellence is unmatched. Alex has also consistently championed the core principles of our high-performance culture, grounded in the disciplined cadence and rigor of the Crane Business System while grounded in the core principles of the R.T. Crane Resolution of ethics and integrity. His promotion is yet another step in positioning our company for the significant growth we expect in the years ahead, as well as an example of our strong intellectual capital process focused on recognizing and promoting talent from within the organization.”

Alex Alcala added: “I’m honored and excited for the opportunity to take on this new and important role, along with our outstanding leadership and teams, and I look forward to continuing to drive differentiated strategic execution and accelerating both organic and inorganic growth to maximize total shareholder return.”

Alex joined Crane in 2013 as President of Crane Pumps & Systems and was then promoted to President of Crane ChemPharma & Energy in 2014. In March 2020, Alex was promoted to Senior Vice President, overseeing Crane’s Process Flow Technologies (“PFT”) segment as well as the Regional Presidents of China, India, and the Middle East & Africa. As Senior Vice President of PFT, Alex led the team to achieve record profitability and growth by repositioning the portfolio into higher-growth end markets. In February 2023, Alex was promoted to Executive Vice President and assumed segment leadership responsibility for all of Crane’s businesses. Prior to joining Crane, Alex had a successful career with Eaton Corporation holding operations and strategic marketing positions of increasing responsibility.

About Crane Company

Crane Company has delivered innovative and technology-led solutions to its customers since its founding in 1855. Today, Crane is a leading manufacturer of highly engineered components for challenging, mission-critical applications focused on the aerospace, defense, space and process industry end markets. The Company has two strategic growth platforms, Aerospace & Electronics and Process Flow Technologies. Crane has approximately 7,500 employees in the Americas, Europe, the Middle East, Asia and Australia. For more information, visit www.craneco.com.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of the federal securities laws. Any statements contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly are based on management’s current assumptions, expectations, and beliefs. Forward-looking statements are subject to risks and uncertainties that could lead to actual results differing materially from those expected or implied. Risk factors are discussed in the Company’s filings with the Securities and Exchange Commission. Crane assumes no (and disclaims any) obligation to revise or update any forward-looking statements.

Source: Crane Company

2